Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of JANAF (“the Property”), which Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the “Trust” or the “Company”), through WHLR-JANAF, LLC, a Delaware limited liability company ("WHLR-JANAF") and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership (the "Operating Partnership"), of which the Company is the sole general partner, obtained the right to acquire through a Purchase and Sale Agreement initially entered into on November 3, 2016. WHLR-JANAF is a party to the agreement to acquire the Property.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 gives effect to the acquisition of the Property as if it had occurred on September 30, 2017. The Wheeler REIT column as of September 30, 2017 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on November 9, 2017 with the Securities and Exchange Commission (“SEC”) for the quarter ended September 30, 2017. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the nine months ended September 30, 2017 and the year ended December 31, 2016 give effect to the Company's acquisition of the Property as if it had occurred on the first day of the earliest period presented (January 1, 2017 or January 1, 2016, respectively). The Wheeler REIT column for the nine months ended September 30, 2017 represents the results of operations presented in the Company's Form 10-Q. The Wheeler REIT column for the year ended December 31, 2016 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on February 28, 2017 with the exception of net loss from continuing operations per share and unit and the weighted average outstanding which have been adjusted for the 1 for 8 reverse stock split effective March 31, 2017. The Property column includes the full year’s operating activity for the Property for the year ended December 31, 2016 and nine months' operating activity for the nine months ended September 30, 2017, as the Property will be acquired subsequent to September 30, 2017 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction is expected to be completed during the first quarter of 2018, the Property will be included in the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property's acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on February 28, 2017 as part of the Company's Form 10-K for the year ended December 31, 2016 and on November 9, 2017 as part of the Company's Form 10-Q for the quarter ended September 30, 2017.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2017

	Wheeler		Pro Forma	Pro Forma
	REIT	Offering	Adjustments	Consolidated
	(A)	(B)	(C)
ASSETS:
Investment properties, net	$383,861,007	$—	$75,237,973	$459,098,980
Cash and cash equivalents	5,662,621	26,697,405	(26,697,410)	5,662,616
Restricted cash	9,624,663	—	2,500,000	12,124,663
Rents and other tenant receivables, net	5,107,978	—	—	5,107,978
Related party receivables	2,321,679	—	—	2,321,679
Notes receivable	12,000,000	—	—	12,000,000
Goodwill	5,485,823	—	—	5,485,823
Above market lease intangible, net	9,521,904	—	1,892,007	11,413,911
Deferred costs and other assets, net	37,477,396	—	11,068,974	48,546,370

Total Assets	$471,063,071	$26,697,405	$64,001,544	$561,762,020

LIABILITIES:
Loans payable, net	$306,961,715	$—	$58,952,590	$365,914,305
Below market lease intangibles, net	10,355,592	—	5,048,954	15,404,546
Accounts payable, accrued expenses and other liabilities	10,306,909	—	—	10,306,909
Dividend payable	5,478,043	—	—	5,478,043

Total Liabilities	333,102,259	—	64,001,544	397,103,803

Commitments and contingencies	—	—	—	—
Series D cumulative convertible preferred stock	53,052,193	26,697,405	—	79,749,598

EQUITY:
Series A preferred stock	452,971	—	—	452,971
Series B convertible preferred stock	40,893,444	—	—	40,893,444
Common stock	87,309	—	—	87,309
Additional paid-in capital	226,864,258	—	—	226,864,258
Accumulated deficit	(191,256,281)	—	—	(191,256,281)
Noncontrolling interest	7,866,918	—	—	7,866,918

Total Equity	84,908,619	—	—	84,908,619

Total Liabilities and Equity	$471,063,071	$26,697,405	$64,001,544	$561,762,020
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2017

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental revenues	$33,265,265	$5,958,242	$526,185	(1)	$39,749,692
Asset management fees	806,692	—	—		806,692
Commissions	757,530	—	—		757,530
Tenant reimbursements	8,127,410	2,232,171	—		10,359,581
Development and other revenues	1,281,831	—	—		1,281,831

Total Revenues	44,238,728	8,190,413	526,185		52,955,326

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED PROPERTY:
Property operations	11,467,076	3,160,074	—		14,627,150
Non-REIT management and leasing services	1,524,780	—	—		1,524,780
Depreciation and amortization	20,454,694	—	3,174,924	(2)	23,629,618
Provision for credit losses	443,243	—	—		443,243
Corporate general & administrative	4,856,448	218,268	—		5,074,716

Total Operating Expenses and Certain Operating
Expenses of the Acquired Property	38,746,241	3,378,342	3,174,924		45,299,507

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	5,492,487	4,812,071	(2,648,739)		7,655,819

Gain on disposal of property	1,021,112	—	—		1,021,112
Interest income	1,079,572	—	—		1,079,572
Interest expense	(12,997,435)	—	(2,021,905)	(3)	(15,019,340)

Net Income (Loss) from Continuing Operations Before Income Taxes	(5,404,264)	4,812,071	(4,670,644)		(5,262,837)

Income Tax Expense	(174,622)	—	—		(174,622)

Net Income (Loss) from Continuing Operations after Income Taxes	(5,578,886)	4,812,071	(4,670,644)		(5,437,459)
Less: Net income (loss) from continuing operations attributable to noncontrolling interests	(227,836)	—	5,776	(4)	(222,060)
Net Income (Loss) from Continuing Operations Attributable to Wheeler REIT	$(5,351,050)	$4,812,071	$(4,676,420)		$(5,215,399)

Net (loss) from continuing operations per share:
Basic and diluted	$(0.62)				$(0.60)

Net (loss) from continuing operations per unit:
Basic and diluted	$(0.32)				$(0.31)

Weighted-average outstanding:
Common shares	8,625,523				8,625,523
Common units	723,269				723,269
Basic and diluted	9,348,792				9,348,792

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2016

	Wheeler REIT	Properties	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental revenues	$33,164,924	$7,701,467	$601,652	(1)	$41,468,043
Asset management fees	854,857	—	—		854,857
Commissions	963,936	—	—		963,936
Tenant reimbursement	9,176,691	3,144,021	—		12,320,712

Total Revenues	44,160,408	10,845,488	601,652		55,607,548

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED PROPERTY:
Property operations	11,898,190	3,996,560	—		15,894,750
Non-REIT management and leasing services	1,567,128	—	—		1,567,128
Depreciation and amortization	20,636,940	—	5,238,674	(2)	25,875,614
Provision for credit losses	424,925	—	—		424,925
Corporate general & administrative	9,924,361	322,325	—		10,246,686

Total Operating Expenses and Certain Operating
Expenses of the Acquired Property	44,451,544	4,318,885	5,238,674		54,009,103

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(291,136)	6,526,603	(4,637,022)		1,598,445

Interest Income	691,937	—	—		691,937
Interest expense	(13,356,111)	—	(2,760,102)	(3)	(16,116,213)

Net Income (Loss) from Continuing Operations Before Income Taxes	(12,955,310)	6,526,603	(7,397,124)		(13,825,831)

Income Tax Expense	(107,464)	—	—		(107,464)
Net Income (Loss) from Continuing Operations after Income Taxes	(13,062,774)	6,526,603	(7,397,124)		(13,933,295)

Less: Net income (loss) from continuing operations attributable to noncontrolling interests	(1,105,238)	—	(73,655)	(4)	(1,178,893)
Net Income (Loss) from Continuing Operations Attributable to Wheeler REIT	$(11,957,536)	$6,526,603	$(7,323,469)		$(12,754,402)

Net (loss) from continuing operations per share:
Basic and diluted	$(1.42)				$(1.51)

Net (loss) from continuing operations per unit:
Basic and diluted	$(1.60)				$(1.71)

Weighted-average outstanding:
Common shares	8,420,374				8,420,374
Common units	689,162				689,162
Basic and diluted	9,109,536				9,109,536

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Balance Sheet

A.	Reflects the unaudited consolidated balance sheet of the Company as of September 30, 2017 included in the Company’s Form 10-Q filed on November 9, 2017.

B.
Represents the estimated net cash proceeds from the issuance of 1,454,107 shares of Series D cumulative convertible preferred stock ("Series D preferred stock") in connection with a proposed follow-on offering of Series D preferred stock, at a price to public of $18.36 per share, equal to the closing price of the Series D preferred stock on January 8, 2018, after deducting the underwriting discounts and commissions and other estimated expenses of the offering and assuming that the underwriters do not exercise any of their option to purchase additional shares of Series D preferred stock.

C.
Represents the estimated pro forma effect of the Company’s $85.65 million acquisition of the Property, assuming it occurred on September 30, 2017. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets, acquired liabilities, ground lease sandwich interest and restricted cash based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and ground lease sandwich interest, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results of the Property, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including tenant improvements and ground lease sandwich interest. Intangibles related to above/below market leases, in-place lease value and ground lease sandwich interest are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.
Reflects the unaudited consolidated statement of operations of the Company for the nine months ended September 30, 2017 included in the Company's Form 10-Q filed on November 9, 2017, excluding discontinued operations.

B.	Amounts reflect the unaudited historical operations of the Property for the nine months ended September 30, 2017, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, ground lease sandwich interest and in place leases and resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, ground lease sandwich interest, and in place leases are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)
Represents expected interest expense on debt assumed at time of acquisition, which is expected to accrue interest at a rate of 4.95% per annum on $5.17 million and 4.49% per annum on $53.78 million maturing January 2026 and July 2023, respectively.

(4)	Represents the estimated additional income (loss) attributed to the acquisition of the Property for noncontrolling interest ownership.

D.
Reflects the consolidated statement of operations of the Company for the year ended December 31, 2016 included in the Company's Form 10-K filed on February 28, 2017 with the exception of net loss from continuing operations per share and unit and the weighted average outstanding which have been adjusted for the 1 for 8 reverse stock split effective March 31, 2017.

E. Amounts reflect the historical operations of the Property for the year ended December 31, 2016, unless otherwise noted.